EXHIBIT 23.1

                                        CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Titanium Metals Corporation of our reports dated March 2, 2004 relating to the financial statements and financial statement schedule, which appear in Titanium Metals Corporation's Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




                                                /s/ PricewaterhouseCoopers LLP


Denver, Colorado
April 5, 2004